UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 29, 2020

(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	98-0619652
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

Regatta Office Park

Windward Three, 4th Floor

West Bay Road, P.O. Box 1114

Grand Cayman, KY1-1102

Cayman Islands

(Address of Principal Executive Offices)

(345) 945-4277

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.60 par value	CWCO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously reported, Consolidated Water Co. Ltd. (the “Company”), through its wholly-owned Netherlands subsidiary, Consolidated Water Cooperatief, U.A. (“CW-Cooperatief”), owns a 99.99% interest in N.S.C. Agua, S.A. de C.V. (“NSC”), a development stage Mexican company. NSC was formed in 2010 to pursue a project (the “Project”) that originally encompassed the construction, operation and minority ownership of a 100 million gallon per day seawater reverse osmosis desalination plant to be located in northern Baja California, Mexico and accompanying pipelines to deliver water to the Mexican potable water system.

Through a series of transactions completed between 2012 and 2014, NSC purchased 20.1 hectares of land for approximately $20.6 million on which the proposed Project’s plant was to be constructed.

In 2012, NSC entered into a lease (the “Lease”), with an effective term of 20 years from the date of full operation of the Project’s desalination plant, with the Comisión Federal de Electricidad for approximately 5,000 square meters of land on which it planned to construct the water intake and discharge works for the plant. The Lease may be cancelled by NSC if the Project does not proceed.

In August 2014, the State of Baja California (the “State”) enacted new legislation to regulate Public-Private Association projects which involve the type of long-term contract between a public-sector authority and a private party required to complete the Project (the “APP Law”). Pursuant to this new legislation, in March 2015, NSC submitted a detailed proposal (the “APP Proposal”) to the Ministry of Infrastructure and Urban Development of the State of Baja California (“SIDUE”) that complied with the requirements of the new legislation. The new legislation required that such proposal be evaluated by SIDUE and submitted to the Public-Private Association Projects State Committee for review and authorization.

In response to its APP Proposal, in September 2015, NSC received a letter dated June 30, 2015 from the Director General of the Comisión Estatal del Agua de Baja California (“CEA”), the State agency with responsibility for the Project, stating that (i) the Project is in the public interest with high social benefits and is consistent with the objectives of the State development plan; and (ii) that the Project should proceed, and the required public tender should be conducted. In November 2015, the State officially commenced the required public tender for the Project, the scope of which the State defined as a first phase to be operational in 2019 consisting of a 50 million gallon per day plant and an aqueduct that connects to the Mexican potable water infrastructure and a second phase to be operational in 2024 consisting of an additional 50 million gallons per day of production capacity. A consortium (the “Consortium”) comprised of NSC, NuWater S.A.P.I. de C.V. (“NuWater”) and Suez Medio Ambiente México, S.A. de C.V. (“Suez MA”), a subsidiary of SUEZ International, S.A.S., submitted its tender for the Project in April 2016 and in June 2016, the State designated the Consortium as the winner of the tender process for the Project.

In August 2016, NSC and NuWater incorporated Newco under the name Aguas de Rosarito S.A.P.I. de C.V. (“AdR”) to pursue completion of the Project and executed a shareholders agreement for AdR agreeing among other things that (i) AdR would purchase the land and other Project assets from NSC on the date that the Project begins commercial operation and (ii) AdR would enter into a Management and Technical Services Agreement with NSC effective on the first day that the Project begins commercial operation. NSC initially owned 99.6% of the equity of AdR. In February 2018, NSC acquired the remaining 0.4% ownership in AdR from NuWater.

On August 22, 2016, the Public Private Partnership Agreement for public private partnership number 002/2015, bid number SIDUE-CEA-APP-2015-002 (“APP Contract”), was executed between AdR, CEA, the Government of Baja California as represented by the Secretary of Planning and Finance and the Public Utilities Commission of Tijuana (“CESPT”). The APP Contract required AdR to design, construct, finance and operate a seawater reverse osmosis desalination plant (and accompanying aqueduct) with a capacity of up to 100 million gallons per day in two phases: the first with a capacity of 50 million gallons per day and an aqueduct to the Mexican potable water system in Tijuana, Baja California and the second phase with a capacity of 50 million gallons per day. The first phase was to be operational within 36 months of commencing construction and the second phase was to be operational by July 2024. The APP Contract further required AdR to operate and maintain the plant and aqueduct for a period of 37 years starting from the commencement of operation of the first phase. At the end of the operating period, ownership of the plant and aqueduct would have been transferred to CEA.

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In December 2016, the Congress of the State of Baja California, Mexico (the “Congress”) passed Decreto #57 which, among other things, ratified and authorized the payment obligations of the corresponding public entities under the APP Contract and authorized the corresponding public entities to obtain a credit facility to guarantee their payment obligations. During 2017, following consultations between representatives of the State of Baja California and the Ministry of Finance of the Federal Government of Mexico, it was determined that certain amendments to Decreto #57 were required to comply with recent changes to the Federal Financial Discipline Law for Federative Entities and Municipalities. In addition, an amendment of Decreto #57 was required to authorize the inclusion of revenue from the CESPT in the primary payment trust for the Project. These amendments were included in Decreto #168, which was approved by the Congress in December 2017. The authorization of the payment obligations of the public entities under the APP Contract and for the execution of the credit agreement to guarantee such payment obligations given in Decreto #57, as amended by Decreto #168, expired on December 31, 2018. During the congressional session held at the end of March 2019, the Congress passed Decreto #335, which renewed the authorizations for the various payment trusts, guaranties and bank credit lines required to be established for the Project by the State entities. Decreto #335 expired December 31, 2019. During the congressional session held at the end of December 2019, the Congress passed Decreto #37, which renewed the authorizations for the various payment trusts, guaranties and bank credit lines required to be established for the Project by the State entities. Decreto #37 expired June 30, 2020.

Both the exchange rate for the Mexican peso relative to the dollar and general macroeconomic conditions in Mexico varied since the execution of the APP Contract. These changes adversely impacted the estimated construction, operating and financing costs for the Project. The APP Contract and the APP Law allow for the parties to negotiate (but do not guarantee) modifications to the consideration (i.e. water tariff) under the APP Contract in the event of such significant macroeconomic condition changes. In February 2017, AdR submitted proposals to CEA requesting the definition of the mechanism required by the APP Contract to update the consideration under the APP Contract for changes in foreign exchange rates, lending rates and certain laws which have impacted the Project. On June 1, 2018, AdR and CEA executed an amendment to the APP Contract which, among other things, increased the scope of Phase 1 of the Project by including the aqueduct originally designated for Phase 2, and addressed AdR’s concerns regarding the impact on the Project for changes in the exchange rate for the peso relative to the dollar and changes in interest rates that have occurred subsequent to the submission of the Consortium’s bid for the Project. As a result of this amendment to the APP Contract, the final cost of Phase 1 and the related consideration to be charged by AdR under the APP Contract was to be determined based upon the bid submitted by the Consortium, the changes set forth in the amendment to the APP Contract and the economic conditions (e.g. interest rates and currency exchange rates) in effect on the financial closing date for Phase 1.

In February 2018, AdR executed a subscription agreement (the “Subscription Agreement”) for the equity funding required for the Project. The Subscription Agreement calls for NSC to retain a minimum of 25% of the equity in AdR. One or more affiliates of Greenfield SPV VII, S.A.P.I. de C.V. (“Greenfield”), a Mexico company managed by an affiliate of a leading U.S. asset manager, will acquire a minimum of 55% of the equity of AdR. The Subscription Agreement also provides Suez MA with the option to purchase 20% of the equity of AdR. If Suez MA does not exercise this option, NSC will retain 35% of the equity of AdR and Greenfield will acquire 65% of the equity of AdR. The Subscription Agreement will become effective when the additional conditions related to the Project are met, including but not limited to those conditions discussed previously. The aggregate funding to be provided by AdR’s shareholders for the Project, in the form of equity and subordinated shareholder loans, is presently estimated at approximately 20% of the total cost of Phase 1 of the Project. This Subscription Agreement was scheduled to expire on September 30, 2020.

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NSC expected to generate a portion of its funding for AdR through the sale to AdR of the land it had purchased for the Project.

On June 29, 2020, AdR received a letter (the “Letter”) from the Director General of CEA terminating the APP Contract. The reasoning provided in the Letter for the decision to terminate the APP Contract is that the Project (a) is not financially feasible due to increases in the construction, operating and financing costs for the Project in addition to negative changes in economic conditions (e.g. interest rates and currency exchange rates); (b) is not sustainable for CEA and CESPT given its financial unfeasibility; (c) puts pressure to increase the rates charged to customers; (d) would force the Government of the State to cover a deficit of CEA and CESPT, thus preventing the State Government from spending on investment programs or social expenditures; and (e) negatively affects the general interest. The Letter requests that AdR provide an inventory of the assets that currently comprise the “Project Works” (as defined in the APP Contract) for the purpose of acknowledging and paying the non-recoverable expenses made by AdR in connection with the Project, with such reimbursement to be calculated in accordance with the terms of the APP Contract.

The Company, AdR and NSC plan to vigorously pursue all legal remedies and courses of action available under the APP Contract and applicable law (including, if necessary, international treaties and agreements) with respect to any rights they may have upon termination of the APP Contract, including the reimbursement of expenses and investments. However, the Company cannot provide any assurances that it will be able to obtain reimbursement for any expenses or investments made with respect to the Project.

As a consequence of the termination of the APP Contract, the Company, AdR and NSC expect to and shall terminate the various agreements ancillary to the Project.

Also as a consequence of the termination of the APP Contract, the land NSC purchased and the rights of way deposits it has made may have declined in value due to the loss of their strategic importance derived from their incorporation in the Project. Due to the uncertainty associated with the amount and timing of any reimbursement from the State Government, the Company may be required to record impairment losses to reduce the carrying values of the land and/or the rights of way (which amounted to approximately $21.2 million and $3.0 million, respectively, at March 31, 2020) to their current fair values. Such impairment losses could have a material adverse impact on the Company’s consolidated financial condition and results of operations.

The summary of the Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter that is filed herewith as Exhibit 10.1.

Note about forward-looking statements. Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company’s products and services in the marketplace, the outcome of the Company and NSC’s attempt to pursue legal remedies and courses of action available under the APP Contract and applicable law with respect to NSC’s rights upon termination of the APP Contract, the Company’s ability to manage growth and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Title

10.1	Letter dated June 29, 2020 from the Director General of the Comisión Estatal del Agua de Baja California to Aguas de Rosarito, S.A.P.I. de C.V.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

By:	/s/ David W. Sasnett
Name:	David W. Sasnett
Title:	Executive Vice President & Chief Financial Officer

Date: July 6, 2020

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EXHIBIT INDEX

Exhibit No.	Title

10.1	Letter dated June 29, 2020 from the Director General of the Comisión Estatal del Agua de Baja California to Aguas de Rosarito, S.A.P.I. de C.V.

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